Post-Effective Amendment No. 4 to
                                                         SEC File No.  70-7670



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-1

                                   DECLARATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")
                                GPU, Inc. ("GPU")

                               300 Madison Avenue

                          Morristown, New Jersey 07960

               (Name of company filing this statement and address
                         of principal executive offices)

                                    GPU, Inc.

          (Name of top registered holding company parent of Declarant)





T. G. Howson,                       Douglas E.  Davidson, Esq.
Vice President and Treasurer        Thelen Reid & Priest LLP
M. J. Connolly,                     40 West 57th Street
Vice President - Law                New York, New York 10019
S. L. Guibord, Secretary
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey 07960

                       W. Edwin Ogden, Esq.
                       Ryan, Russell, Ogden & Seltzer LLP
                       1100 Berkshire Boulevard, Suite 301
                       Reading, Pennsylvania 19610-1221

                   (Names and addresses of agents for service)

      GPU hereby post-effectively amends its declaration on Form U-1, docketed in SEC File No. 70-7670, as heretofore amended, as follows:

      A. By amending the fifth paragraph from the end of Section G in Item 1 of Post-Effective Amendment No. 3 in SEC file No. 70-7670 to read as follows:

      The November 5 Order was predicated, in part, upon the assessment of GPU's overall financial condition which took into account, among other factors, GPU's consolidated capitalization ratio and the recent growth trend in GPU's retained earnings. As of June 30, 1997, the most recent quarterly period for which financial statement information was evaluated in the November 5 Order, GPU's consolidated capitalization consisted of 42.5% common equity and 50.8% debt. As stated in the application that formed the basis for the November 5 Order, GPU's June 30, 1997 pro forma capitalization, reflecting the November 6, 1997 acquisition of PowerNet Victoria, was 33.5% equity and 60.7% debt.

      B.    Item 2 is hereby amended to read in its entirety as follows:

      Item 2.  Fees, Commissions and Expenses
               ------------------------------

            The estimated fees, commissions and expenses Applicants expect to incur in connection with the proposed transactions are as follows:

            Legal Fees
                  Thelen Reid & Priest LLP                        $5,000
                  Ryan, Russell, Ogden & Seltzer LLP                 500
            Miscellaneous                                            500
                                                                  -------
            Total                                                 $6,000

      C.    The following exhibits are filed in Item 6.

            (a)   Exhibits:


                     F-1(a) -  Opinion of Thelen Reid & Priest LLP

                     F-2(a) -  Opinion of Ryan, Russell, Ogden & Seltzer LLP







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


                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.



                                    By:   /s/ T. G. Howson
                                       -------------------
                                           T.  G.  Howson,
                                           Vice President and Treasurer



Date:  December 11, 2000



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